                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                           THE SECURITIES ACT OF 1934

             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 18, 1996

                            QUARTERDECK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                   0-19207                      95-4320650
(STATE OR OTHER            (COMMISSION FILE              (I.R.S. EMPLOYER
 JURISDICTION OF               NUMBER)                 IDENTIFICATION NO.)
 INCORPORATION)


              13160 Mindanao Way, Marina del Rey, California 90292
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (310) 309-3700
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 18, 1996, Quarterdeck Corporation (the "Company") consummated the acquisition of Vertisoft Systems, Inc. ("Vertisoft"), pursuant to the terms of the Agreement and Plan of Reorganization, dated as of July 15, 1996 (the "Reorganization Agreement"), by and among the Company, VSI Acquisition Corporation, a wholly-owned subsidiary of the Company ("Acquisition Sub"), Vertisoft, Vertisoft Direct, Inc. ("Direct"), and the shareholders of each of Vertisoft and Direct (the "Shareholders"). The acquisition of Vertisoft was effectuated by way of a merger (the "Merger") of Acquisition Sub with and into Vertisoft. Prior to the Merger, Vertisoft acquired all of the outstanding shares of Direct, and Direct was merged into Vertisoft. As a result of the Merger, Vertisoft became a wholly-owned subsidiary of the Company. The Merger is being treated as a "pooling of interests" for accounting purposes. Pursuant to the Reorganization Agreement, the Shareholders received an aggregate of 3,500,000 shares (the "Shares") of common stock, $.001 par value, of the Company (or cash in lieu of fractional shares). Pursuant to the terms of the Reorganization Agreement and the Escrow Agreement, dated as of July 18, 1996, by and among the Company, American Stock Transfer and Trust Company, as Escrow Agent, Acquisition Sub and the Shareholders, 349,999 of the Shares were placed in escrow to satisfy potential indemnification obligations of the Shareholders under the Reorganization Agreement.

         The Shares were issued pursuant to an exemption under the Securities Act of 1933, as amended. In connection with the Merger, the Company and the Shareholders entered into a Registration Rights Agreement, dated as of July
18, 1996, pursuant to which the Shareholders are entitled to certain registration rights with respect to the Shares. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission by August 17, 1996, to register the resale of the Shares, and to keep such registration statement effective through July 18, 1997, subject to extension under certain circumstances.

         Vertisoft is a developer and publisher of innovative utilities software and a leading direct mail marketer. Vertisoft markets its utilities software products through major retailers and direct mail in the United States and Canada.

         A copy of the press release dated July 18, 1996, with respect to the Merger is filed as Exhibit 99.4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements and Financial Statement Schedule of Vertisoft; (b) Pro Forma Financial Information.

         It is impracticable to file at this time the financial statements of Vertisoft and the pro forma financial information required by Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed when available, but in any event no later than September 30, 1996.





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       (c)      Exhibits.

                99.1 Agreement and Plan of Reorganization among Quarterdeck Corporation, VSI Acquisition Corporation, Vertisoft Systems, Inc., ("Vertisoft"), Vertisoft Direct, Inc. ("Direct") and the shareholders of each of Vertisoft and Direct, dated as of July 15, 1996.

                99.2    Escrow Agreement among Quarterdeck
                        Corporation, American Stock Transfer and
                        Trust Company, as Escrow Agent, VSI
                        Acquisition Corporation and the shareholders of Vertisoft Systems, Inc., dated as of July 18, 1996.

                99.3    Registration Rights Agreement among
                        Quarterdeck Corporation and the shareholders of Vertisoft Systems, Inc., dated as of July 18, 1996.

                99.4 July 18, 1996 press release, relating to the acquisition of Vertisoft Systems, Inc.





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 QUARTERDECK CORPORATION, a
                                 Delaware corporation



                                 By:      /S/ FRANK R. GREICO
                                    ----------------------------------------
                                 Name:    Frank R. Greico
                                 Title:   Senior Vice President and Chief
                                          Financial Officer

July 26, 1996





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